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                                                                    EXHIBIT 23.5


                  CONSENT OF HACKER, JOHNSON, COHEN & GRIEB PA,
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in this Registration Statement and related Prospectus of F.N.B. Corporation on Form S-3 for the registration of $125,000,000 of its Subordinated Term Notes and Subordinated Daily Notes and to the incorporation by reference therein of our report dated January 9, 1998 on our audits of the financial statements of Seminole Bank at December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997 and of our report dated January 9, 1998 except for Note 18, as to which the date is April 6, 1998, on our audits of the financial statements of Citizens Holding Corporation and subsidiaries at December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997, which reports have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1998 by reference in the Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                           /s/ HACKER, JOHNSON, COHEN & GRIEB PA

                                           HACKER, JOHNSON, COHEN & GRIEB PA



Tampa, Florida
March 17, 1999